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EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-189496 on Form S-4, 333-130253, 333-121814, 333-120291, 333-118499, 333-70492, 333-68238, 333-60968, 333-56230, 333-55530, 333-46200, and 333-41646 on Form S-3 and 333-157210, 333-146549, 333-146548, 333-143331, 333-143330, 333-126419, 333-121302, 333-120056, 333-119387, 333-103189, 333-75526, and 333-170710 on Form S-8 of our reports dated May 20, 2015, relating to the consolidated financial statements of Flextronics International Ltd. and subsidiaries (the "Company") and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended March 31, 2015.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
May 20, 2015

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  EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM